Exhibit 99.1

Shore Bancshares Announces Resignation of Board of Director David J. Bates

EASTON, Md., August 12, 2021 /PR Newswire/-Shore Bancshares, Inc. (the “Company”) (NASDAQ:SHBI) announced today that David J. Bates, one of its distinguished board members resigned on August 9, 2021, made effective as of August 31, 2021.

Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer stated, “We are saddened by the recent announcement of Mr. Bates retirement from the board due to personal health reasons. He has been a long-standing member of our board and has been a well-known business leader in the Mid-Atlantic region.” Frank E. Mason, III, Chairman of the Board, commented, “On behalf of our Boards and management team, I would like to sincerely thank Mr. Bates for his tremendous service over the past nine years. His intellect and experience have positioned our organization for great success and he will be difficult to replace.”

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank.

Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

For further information contact: Lloyd L. “Scott” Beatty, Jr. President and Chief Executive Officer.

410-763-7800